     As filed with the Securities and Exchange Commission on February 5, 2002
                                                  Registration No.333-________
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                --------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             -------------------

                              OTG SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                             -------------------

            DELAWARE
 (State or other jurisdiction of                                52-1769077
 incorporation or organization)                              (I.R.S. Employer
                                                          Identification Number)
                         ----------------------------

                          2600 TOWER OAKS BOULEVARD
                          ROCKVILLE, MARYLAND 20852
                                (240) 747-6400
             (Address, Including Zip Code, and Telephone Number,
       Including Area Code of Registrant's Principal Executive Offices)

                             AMENDED AND RESTATED
                          2000 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                                RICHARD A. KAY
         PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              OTG SOFTWARE, INC.
                          2600 TOWER OAKS BOULEVARD
                          ROCKVILLE, MARYLAND 20852
                                (240) 747-6400

                  (Name and address, Including Zip Code, and
         Telephone Number, Including Area Code, of Agent for Service)

                       CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                          Number of                               Proposed maximum
                          Shares to        Proposed maximum      aggregate offering      Amount of
 Title of securities    be Registered       offering price                             registration
   to be registered          (1)                  per share             price                 fee
------------------------------------------------------------------------------------------------------
Common Stock $.01 par      997,494           $  11.28 (2)          $ 11,251,733        $   1,036
        value
------------------------------------------------------------------------------------------------------

(1) Consists of shares issuable under the Amended and Restated 2000 Stock Incentive Plan of OTG Software, Inc.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on January 31, 2002 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                   STATEMENT OF INCORPORATION BY REFERENCE

        This Registration Statement on Form S-8 incorporates by reference the contents of a Registration Statement on Form S-8, File No. 333-35360, filed by the Registrant on April 21, 2000, relating to the Registrant's 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan, the contents of a Registration Statement on Form S-8, File No. 333-55152, filed by the Registrant on February 7, 2001, relating to the Registrant's 2000 Stock Incentive Plan, and the contents of a Registration Statement on Form S-8, File No. 333-62530, filed by the Registrant on June 7, 2001, relating to the Registrant's Amended and Restated 2000 Stock Incentive Plan and the 1994 Stock Plan of Smart Storage, Inc. The purpose of this Registration Statement is to increase by 997,494 the number of shares of Common Stock registered and available for issuance under the Registrant's Amended and Restated 2000 Stock Incentive Plan.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 5th day of February, 2002.

                                            OTG SOFTWARE, INC.



                                            By:    /s/ RONALD W. KAISER
                                                   ------------------------
                                                   Ronald W. Kaiser
                                                   Chief Financial Officer


                              POWER OF ATTORNEY

        We, the undersigned officers and directors of OTG Software, Inc., hereby severally constitute Richard A. Kay and Ronald W. Kaiser, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable OTG Software, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                         Date
---------                    -----                                         ----

/S/ RICHARD A. KAY         Chief Executive Officer,                      February 5, 2002
---------------------      President and Chairman
Richard A. Kay             (Principal Executive Officer)


/S/ RONALD W. KAISER       Chief Financial Officer, and Treasurer        February 5, 2002
---------------------      (Principal Financial and Accounting Officer)
Ronald W. Kaiser


/S/ F. WILLIAM CAPLE       Executive Vice President, Secretary           February 5, 2002
---------------------      and Director
F. William Caple


/S/ GABRIEL A. BATTISTA    Director                                      February 5, 2002
-----------------------
Gabriel A. Battista


/S/ JOHN BURTON            Director                                      February 5, 2002
---------------------
John Burton


/S/ JOSEPH R. CHINNICI     Director                                      February 5, 2002
-----------------------
Joseph R. Chinnici


/S/ GEATON A.
-------------
DECESARIS, JR.             Director                                      February 5, 2002
------------------------
Geaton A. DeCesaris, Jr.


/S/ DONALD B. HEBB, JR.    Director                                      February 5, 2002
-----------------------
Donald B. Hebb, Jr.

                                EXHIBIT INDEX

Exhibit
Number          Description
------          -----------
4.1*            Amended and Restated Certificate of Incorporation of the Registrant.
4.2*            Amended and Restated By-Laws of the Registrant.
5.1             Opinion of Hale and Dorr LLP.
23.1            Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2            Consent of KPMG LLP.
24.1            Power of Attorney (included on the signature page of this Registration
                Statement).



* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-93581) as declared effective by the Commission on March 9, 2000.